Exhibit (n)(2)

SCHEDULE I, DATED January 14, 2015 TO MULTIPLE CLASS OF SHARES PLAN Cash Management Funds, Fidelity Money Market Fund, and Fidelity Government Money Market Fund, dated January 14, 2015

FIDELITY HEREFORD STREET TRUST

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity Government Money Market Fund:
Daily Money Class	none	0.00	0.25
Capital Reserves Class	none	0.25	0.25
Premium Class	none	none	none
Fidelity Government Money Market Fund*	none	none	none
Fidelity Money Market Fund:
Premium Class	none	none	none
Fidelity Money Market Fund*	none	none	none

FIDELITY NEWBURY STREET TRUST

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Government Fund:
Daily Money Class	none	0.00	0.25
Capital Reserves Class	none	0.25	0.25
Prime Fund:
Daily Money Class	none	0.00	0.25
Capital Reserves Class	none	0.25	0.25
Treasury Fund:
Daily Money Class	none	0.00	0.25
Capital Reserves Class	none	0.25	0.25
Advisor B Class	contingent deferred	0.75	0.25
Advisor C Class	contingent deferred	0.75	0.25
Fidelity Treasury Fund*	none	none	none
Tax-Exempt Fund:
Daily Money Class	none	0.00	0.25
Capital Reserves Class	none	0.25	0.25
Premium Class	none	none	none
Fidelity Tax-Free Money Market Fund*	none	none	none

* A retail class.